EXHIBIT 10.5

                     PATENT AND TECHNOLOGY LICENSE AGREEMENT


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EXHIBIT 10.5

                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

         This twenty-six (26) page AGREEMENT ("AGREEMENT") is made on this 17th day of February, 2005, by and between THE BOARD OF REGENTS ("BOARD") of THE

UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY

OF TEXAS M. D. ANDERSON CANCER CENTER ("UTMDACC"), a component institution of

SYSTEM, and XPENTION, a Colorado corporation having a principal place of business located at 10965 Elizabeth Drive, Conifer, Colorado 80433 ("LICENSEE").

                                TABLE OF CONTENTS

RECITALS                                                               Page 2

I. EFFECTIVE DATE                                                      Page 2

II. DEFINITIONS                                                        Page 2

III. LICENSE                                                           Page 5

IV. CONSIDERATION, PAYMENTS AND REPORTS                                Page 6

V. SPONSORED RESEARCH                                                  Page 10

VI. PATENTS AND INVENTIONS                                             Page 11

VII. INFRINGEMENT BY THIRD PARTIES                                     Page 11

VIII. PATENT MARKING                                                   Page 12

IX. INDEMNIFICATION AND INSURANCE                                      Page 13

X. USE OF BOARD AND UTMDACC'S NAME                                     Page 15

XI. CONFIDENTIAL INFORMATION AND PUBLICATION                           Page 15

XII. ASSIGNMENT                                                        Page 17

XIII. TERM AND TERMINATION                                             Page 17

XIV. WARRANTY: SUPERIOR-RIGHTS                                         Page 21

XV. GENERAL                                                            Page 22

SIGNATURES                                                             Page 25


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                                    RECITALS

A.       BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to

         LICENSED SUBJECT MATTER developed at UTMDACC.

B.       BOARD, through UTMDACC, desires to have the LICENSED SUBJECT CT MATTER developed in the LICENSED FIELD and used for the benefit of LICENSEE,

         BOARD, SYSTEM, UTMDACC, the inventor(s), and the public as outlined in

         BOARD's Intellectual Property Policy.

C.       LICENSEE wishes to obtain a license from BOARD to practice LICENSED

         SUBJECT MATTER.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

                                I. EFFECTIVE DATE

1.1      This AGREEMENT is effective as of the date written above ("EFFECTIVE
         DATE").

                                 II. DEFINITIONS

         As used in this AGREEMENT, the following terms have the meanings indi-

         cated:

2.1      AFFILIATE means any business entity more than fifty percent (50%) owned by LICENSEE, any business entity which owns more than fifty percent

         (50%) of LICENSEE, or any business entity that is more than fifty per-

         cent (50%) owned by a business entity that owns more than fifty percent

         (50%) of LICENSEE.

2.2      LICENSED FIELD means all fields of use.

2.3      LICENSED PRODUCTS means any product or service sold by LICENSED comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT LICENSED


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         PRODUCTS shall include, byway of clarification, and not byway of limitation, services such as the diagnostic testing of biological samples (which testing uses or incorporates any LICENSED SUBJECT

         MATTER) and interpretation of such tests.

2.4      LICENSED SUBJECT MATTER means inventions and discoveries covered by

         PATENT RIGHTS or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.5      LICENSED TERRITORY means worldwide.

2.6      NET SALES means the gross revenues received by LICENSEE or a STRATEGIC

         PARTNER from or as a result of a SALE, less sales discounts actually granted, sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation actually prepaid or allowed, and amounts actually allowed or credited due to returns (not exceeding the original billing or invoice amount), all is recorded by

         LICENSEE in LICENSEE's official books and records in accordance with generally accepted accounting practices and consistent with LICENSEE's published financial statements and/or regulatory filings with the

         United States Securities and Exchange Commission. NET SALES shall not include revenues received by LICENSEE from a STRATEGIC PARTNER for

         LICENSED PRODUCTS provided by LICENSEE to the STRATEGIC PARTNER for resale by the STRATEGIC PARTNER.

2.7      PATENT RIGHTS means BOARD's rights in the information or discoveries claimed in the patents listed on Exhibit I and any reissues,

         reexaminations or extensions as thereof.

2.8      SALE or SOLD means the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or AFFILIATE.


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2.9      STRATEGIC ALLIANCE means a written agreement between LICENSEE a third party ("STRATEGIC PARTNER") in which the STRATEGIC PARTNER agrees to manufacture, market and/or sell LICENSED PRODUCTS for LICENSEE. To qualify as a STRATEGIC ALLIANCE for veterinary diagnostic use, the agreement must guarantee annual NET SALES of LICENSED PRODUCTS for veterinary diagnostic use by LICENSEE or the STRATEGIC PARTNER in excess of US$1 00,000 per year. To qualify as a STRATEGIC ALLIANCE for human diagnostic use, the agreement must guarantee annual NET SALES of

         LICENSED PRODUCTS for human diagnostic tic use by LICENSEE or the

         STRATEGIC PARTNER in excess of US$250,000 per year. Any STRATEGIC

         PARTNER must agree in writing to be bound by all the terms and provisions of this AGREEMENT to the same extent as if it were the

         LICENSEE. Other than a sublicense agreement as described in Sections

         3.3 and 3.4. LICENSEE may not enter into a STRATEGIC ALLIANCE with a third party without the prior written approval of the terms of the

         STRATEGIC ALLIANCE by UTMDACC, which approval

         will not be unreasonably withhold, LICENSEE shall furnish UTMDACC a copy of any STRATEGIC ALLIANCE within thirty (30.) days after execution by all parties.

2.10     TECHNOLOGY RIGHTS means BOARD's rights in any technical information,

         know-how processes, procedures, compositions, devices, methods,

         formulae, protocols, techniques, software, designs, drawings or data created by the inventor(s) listed in Exhibit I at UTMDACC before the

         EFFECTIVE DATE, which are not claimed aimed in PATENT RIGHTS but that are necessary for practicing PATENT RIGHTS.


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                                  III. LICENSE

3.1      BOARD, through UTMDACC, hereby grants to LICENSEE a royalty-bearing,

         exclusive license under LICENSED SUBJECT MATTER to manufacture, have manufactured, use, import, offer to sell and/or sell LICENSED PRODUCTS within LICENSED TERRITORY for use within LICENSED FIELD, This grant is subject to Sections 14.2 and 14.3 hereinbelow, the payment by LICENSEE to UTMDACC of all consideration as provided herein, the timely payment of all amounts due under any related sponsored research agreement between UTMDACC and LICENSEE in effect during this AGREEMENT, and is further subject to the following rights retained by BOARD and UTMDACC to:

         (a)      Publish the general scientific findings from research related

                  LICENSED SUBJECT MATTER, subject to the terms of Article XI-

                  Confidential formation and Publication; and

         (b)      Use LICENSED SUBJECT MATTER for research, teaching, patient care, and other educationally-related purposes.

3.2      LICENSEE may extend the license granted herein to any AFFILIATE provided that the AFFILIATE consents in writing to be bound by this

         AGREEMENT to the same extent as LICENSEE. LICENSEE agrees to deliver such contract to UTMDACC within thirty (30) calendar days following execution thereof.

3.3      LICENSEE may grant sublicenses under LICENSED SUBJECT MAT ER consistent with the terms of this AGREEMENT provided that LICENSEE is responsible for its sublicensees relevant to this AGREEMENT, and for diligently collecting all amounts due


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         LICENSEE from sublicensees. If a sublicensee pursuant hereto becomes bankrupt, insolvent or is placed in the hands of a receiver or trustee.

         LICENSE to the extent allowed under applicable law and in a timely manner, agrees to use its best reasonable efforts to collect all consideration owed to LICENSEE and to have the sublicense agreement confirmed or rejected by a court of proper jurisdiction.

3.4      LICENSEE must deliver to UTMDACC a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within thirty (30) calendar days after execution,

         modification, or termination.

3.5      If this AGREEMENT is terminated pursuant to Article XIII-Term and

         Termination, BOARD and UTMDACC agree to accept as successors to LICENSE existing sublicensees in good standing at the date of termination provided at each such, sublicensee consents in writing to be bound by all of the terms and conditions of this AGREEMENT.

                     IV. CONSIDERATION, PAYMENTS AND REPORTS

4.1      In consideration of rights granted by BOARD to LICENSEE under this

         AGREEMENT, LICENSEE agrees to pay UTMDACC the following:

         (a)      All out-of-pocket expenses incurred by UTMDACC after the

                  EFFECTIVE DATE in filing, prosecuting, enforcing and maintain-

                  ing PATENT RIGHTS and all such future expenses incurred by

                  UTMDACC, for so long as, and in such countries as this AGREE-

                  MENT remains in effect. In the event any expenses are due,

                  UTMDACC will invoice LICENSEE within thirty (30) calendar days after the EFFECTIVE DATE for any expenses incurred as of that time. UTMDACC will invoice LICENSEE an a quarterly basis there

                  -after.


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                  The invoiced amounts will be due and payable by LICENSEE

                  within thirty (30) calendar days of invoice; and

         (b)      A nonrefundable license documentation fee in the amount of US$

                  50,000.00. This fee will not reduce the amount of any other payment provided for in this ARTICLE IV, and is due and

                  payable within thirty (30) calendar days after the AGREEMENT has been fully executed by all parties and LICENSEE has

                  received an invoice for the amount from UTMDACC; and

         (c)      A running royalty equal to five and one-half percent (5.5%) of

                  NET SALES; and

         (d)      The following one time milestone payments due within thirty

                  (30) days after occurrence of the following events:

                  (i)      US$50,000.00 upon the first SALE of a LICENSED

                           PRODUCT for veterinary diagnostic use; and

                  (ii)     US$50,000,00 upon the earlier to occur of the follow-

                           ing events:  (1) the filing of a Biological License

                           Application for a human diagnostic use in the U.S. or

                           an equivalent foreign filing in any other national

                           political jurisdiction for a LICENSED PRODUCT; or (2)

                           the first SALE of a LICENSED PRODUCT for human diagno

                           -stic use; and

         (e)      Fifty percent (50%) of all consideration, other than research development money, received by LICENSEE from either (i) any sublicensee pursuant to Sections 3.3 and 3.4 hereinabove that is not also a STRATEGIC PARTNER, or (ii) any assignee pursuant to Section 12.1 hereinbelow (in consideration for UTMDACC

                  allowing the assignment), including but not limited to,


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                  royalties, up-front payments, marketing, distribution,

                  franchise, option, license, or documentation fees, bonus and milestone payments and equity securities.

4.2      Unless otherwise provided, all such payments are payable within thirty

         (30) calendar days after March 31, June 30, September 30, and December

         31 of each year during the term of this AGREEMENT, at which time

         LICENSEE will also deliver to UTMDACC a true and accurate report,

         giving such particulars of the business conducted by LICENSEE and its sublicensees and STRATEGIC PARTNERS, if any exist, during the preceding three calendar months under this AGREEMENT as necessary for UTMDACC to account for LICENSEE's payments hereunder. This report will include pertinent data, including, but not limited to:

         (a)      the accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by LICENSEE since the previous report; and

         (b)      a list of LICENSED PRODUCTS produced for the three (3) preced-

                  ing calendar months categorized by the technology it relates to under PATENT RIGHTS; and

         (c)      the total quantities of LICENSED PRODUCTS produced by the cate

                  -gory listed in Section 4.2(b); and

         (d)      the total SALES by the category listed in. Section 4.2(b); and

         (e)      the calculation of NET SALES by the category listed in Section

                  4.2(b); and

         (f)      the royalties so computed and due LJTMDACC by the category listed in Section 4.2(b) and/or minimum royalties; and


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         (g)      all consideration received from each STRATEGIC PARTNER, sub-

                  licensee or assignee and payments due UTMDACC; and

         (h)      all other amounts due UTMDACC herein.

         Simultaneously with the delivery of each such report, LICENSEE agrees to pay UTMDACC the amount due, if any, for the period or such report.

         These reports are required even if no payments are due.

4.3      During the term of this AGREEMENT and for one (1) year thereafter,

         LICENSEE agrees to keep complete and accurate records of its STRATEGIC

         PARTNER's and its sublicensees' SALES in sufficient detail to enable the royalties and other payments due hereunder to be determined.

         LICENSEE agrees to permit UTMDACC or its representatives, at UTMDACC's expense, to periodically examine LICENSEE's books, ledgers, and records during regular business hours for the purpose of and the extent necessary to verify any report required under this AGREEMENT. If any amounts due UTMDACC are determined to have been underpaid in an amount equal or greater than five percent (5%) of the total amount due during the period so examined, then LICENSEE will pay the cost of the examination plus accrued interest at the highest allowable rate.

4.4      Within thirty (30) calendar days following each anniversary of the

         EFFECTIVE DATE, LICENSEE will deliver to UTMDACC a written progress report as to LICENSEE's (and, any sublicensee's or STRATEGIC PARTNER's)


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         efforts and accomplishments during the preceding year in diligently commercializing LICENSED SUBJECT in the LICENSED TERRITORY and

         LICENSEE's (and sublicensees' or STRATEGIC PARTNER's) commercialization plans for the upcoming year.

4.5      All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks are to be made payable to The University of Texas

         M. D. Anderson Cancer Center, and sent by United States mail to Box

         297402, Houston, Texas 77297, Attention: Manager, Sponsored Programs or

         by wire transfer to:

         BANK ONE TEXAS
         910 TRAVIS
         HOUSTON, TEXAS 77002
         SWIFT: BONEUS44HOU

         ABA ROUTING NO: 111000614
         ACCOUNT NAME: UNIV. OF TEXAS M.D. ANDERSON CANCER CENTER
         ACCOUNT NO: 1586838979
         REFERENCE:       include title and EFFECTIVE DATE of AGREEMENT and type
         of payment (e.g,, license documentation fee, milestone payment, royalty [including applicable patent/application identified by MDA reference number and patent number or application serial number], or maintenance fee, etc.).

4.6      No payments due or royalty rates owed under this AGREEMENT will be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by

         BOARD and another party, including, but not limited to, LICENSEE.


                              V. SPONSORED RESEARCH

5.1      If LICENSEE desires to sponsor research for or related to the LICENSED

         SUBJECT MATTER, and particularly where LICENSEE receives payments for sponsor research pursuant to a sublicense under this AGREEMENT,

         LICENSEE (a) will notify UTMDACC in writing of all opportunities to conduct this sponsored research (including clinical trials, if


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         applicable), (b) solicit research and/or clinical proposals from

         UTMDACC for this purpose, and (c) will give good faith consideration to funding the proposals at UTMDACC.

                           VI. PATENTS AND INVENTIONS

6.1      If after consultation with LICENSEE both parties agree that a new patent application should be filed for LICENSED SUBJECT MATTER, UTMDACC will prepare and file appropriate patent applications, and LICENSEE will pay the cost of searching, preparing, filing, prosecuting and maintaining same. If LICENSEE notifies UTMDACC that at it does not intend to pay the cost of an application, or if LICENSEE does not respond make an effort to agree with UTMDACC on the disposition of rights of the subject invention, then UTMDACC may file such application at its own expense and LICENSEE's rights to such invention under this

         AGREEMENT shall terminate in their entirety, UTMDACC will provide

         LICENSEE with a copy of the application for which LICENSE has paid the cost of filing, as well as copies of any documents received or filed during prosecution thereof. The parties agree that they share a common legal interest to get valid enforceable patents and that LICENSEE will keep all privileged info it received pursuant to this Section confiden-

         tial.


                       VII. INFRINGEMENT BY THIRD PARTIES

7.1      LICENSEE, at its expense, must enforce any patent exclusively licenced hereunder against infringement by third parties and is entitled to retain recovery from such enforcement, After reimbursement of

         LICENSEE's reasonable legal cost an expenses related to such recovery,

         LICENSEE agrees to pay UTMDACC either: (a) the royalty detailed in

         Section 4.1 (d) for any monetary recovery that is for sales of LICENSED


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         PRODUCTS lost due to the infringement and related punitive damages; or

         (b) fifty percent (50%) of reasonable royalties awarded and related punitive damages in any recovery in which the award is for reasonable royalties. LICENSE mmust notify UTMDACC in writing of any potential infringement within thirty (30) calendar days of knowledge thereof If

         LICENSEE does not file suit against a substantial infringer within six

         (6) months of knowledge thereof, then BOARD or LJTMDACC may, its sole discretion, enforce any patent licensed hereunder on behalf of itself rand LICENSEE, with UTMDACC retaining all recoveries from such enforcement, and/or reduced the license granted hereunder to non-exclusive.

7.2      In any suit or dispute involving an infringer, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access during regular business hours, to all relevant personnel, records, papers,

         information, samples, specimens, and the like in its possession.

                              VIII. PATENT MARKING

8.1      LICENSEE agrees that all packaging containing individual LICENSED

         PRODUCT(S), documentation therefor, and when possible for actual

         LICENSED PRODUCT(S) sold by LICENSEE, AFFILIATES, STRATEGIC PARTNERS and/or a sublicensees of LICENSEE will be permanently and legibly marked with the number of an applicable patent(s) licensed hereunder in accordance with each country's patent law, including Title 35, United

         States Code.

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                        IX. INDEMNIFICATION AND INSURANCE

9.1      LICENSEE agrees to hold harmless and indemnify BOARD, SYSTEM, UTMDACC,

         its Regents, officers, employees, students and agents from and against any claims, demands, or causes of action whatsoever, costs of suit and reasonable attorney's fees, including without limitation, those costs arising on account of any injury or death of persons or damage to property caused by, or arising out of, or resulting from, the exercise or practice of the rights granted hereunder by LICENSEE, its officers,

         its AFFILIATES or their officers, employees, agents or representatives.

9.2      In no event shall BOARD, SYSTEM or UTMDACC be liable for any in indirect, special, consequential or punitive damages (including, with-

         out limitation, damages or loss of profits or expected savings or other economic losses, or for injury to persons property) arising out of, or in connection with, this AGREEMENT or its subject matter, regardless of whether BOARD, SYSTEM or UTMDACC knows or should know of the possi-

         bility of such damages. The total aggregate liability of BOARD, SYSTEM an UTMDACC for all damages of any kind relating to this AGREEMENT or its subject att shall not exceed the amounts paid by LICENSEE to BOARD or UTMDACC under this AGREEMENT during the one (1) year period preced-

         ing the date of the event that gave rise to the liability. The fore-

         going exclusions and limitations shall apply to all claims and actions of any kind, whether based on contract, tort (including, but not limit-

         ed to, negligence), or any other grounds.

9.3      Beginning at the time when any LICENSED SUBJECT MATTER is being distrib

         -uted or sold (including for the purpose of obtaining regulatory approvals) by LICENSEE or by a


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         sublicensee or STRATEGIC PARTNER, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than US$2,000,000 per incident and US$2,000,000 annual aggregate, and LICENSEE shall use reasonable efforts to have the BOARD,

         SYSTEM, UTMDACC, its Regents, officers, employees, students and agents named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for LICENSEE's indemnification under this AGREEMENT; and. (iii) coverage for litigation costs. The minimum amounts of insurance coverage age required herein shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this AGREEMENT.

9.4      LICENSEE shall provide UTMDACC with written evidence of such insurance within thirty (30) days of its procurement, Additionally, LICENSEE shall provide UTMDACC with written notice of at least fifteen (15) days prior to the cancellation, non-renewable or material change in such insurance.

9.5      LICENSEE shall maintain such commercial general, liability insurance beyond the expiration or termination of this AGREEMENT during: (i) the period that any LICENSED SUBJECT MATTER developed pursuant to this

         AGREEMENT is being commercially distributed or sold by LICENSEE or by a sublicensee, STRATEGIC PARTNER or agent of LICENSEE; and (ii) the five

         (5) year period immediately after such period.


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                       X. USE OF BOARD AND UTMDACC'S NAME

10.1     LICENSEE will not use the name of (or the name of any employee of

         UTMDACC, SYSTEM or BOARD in any advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance express written consent of BOARD secured through:

         M. D. Anderson Services Corporation
         7505 S. Main, Suite 500, Unit 0525
         Houston, TX 77030
         ATTENTION: Natalie Wright
         Email: nwright@mdanderson.org

         Notwithstanding the above, LICENSEE may use the name of (or name of employee of) UTMDACC, SYSTEM or BOARD in routine business

         correspondence, or a needed in appropriate regulatory submissions without express written consent.

                  XI. CONFIDENTIAL INFORMATION AND PUBLICATION

11.1     UTMDACC and LICENSEE each agree that all information contained in documents marked "confidential" and forwarded to one by the other (i)

         are to received in strict confidence, (ii) are to be used only for the purposes of this AGREEMENT, and (iii) will not be disclosed by the recipient party (except as required by law or court order), its agents or employees without the prior written consent of the other party,

         except to the extent that the recipient party can establish by competent written proof that such information:

         (a)      was in the public domain at the time of disclosure; or

         (b)      later became part of the public domain through no act or

                  omission of the recipient party, its employees, agents,

                  successors or assigns; or


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         (c)      was lawfully disclosed to the recipient party by a third party having the right to disclose it, or

         (d)      was already known by the recipient party at the time of dis-

                  closure; or

         (e)      was independently developed by the recipient without use of the other party's confidential information; or

         (f)      is required by law or regulation to he disclosed.

11.2     Each party's obligation of confidence hereunder will be fulfilled by using least the same degree of care with the other party's confidential information as it uses to protect its own confidential information, bat always at least a reasonable degree of are. This obligation will exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

11.3     UTMDACC reserves the right to publish the general scientific findings from research related to LICENSED SUBJECT MATTER, with due regard to the protection of LICENSEE's confidential information. UTMDACC will submit the manuscript of any proposed publication to LICENSEE at least thirty (30) calendar days before publication, and LICENSEE shall have the right to review and comment upon the publication in order to protect LICENSEE's confidential information. Upon LICENSEE's request,

         publication may be delayed up to sixty (60) additional calendar days to enable LICENSEE to secure adequate intellectual property protection of

         LICENSEE's confidential information that would otherwise be affected by the publication.


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                                 XII. ASSIGNMENT

12.1     Except in connection with the sale of all or LICENSEE's assets to a third party, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of UTMDACC, which will not be unreasonably withheld.

                           XIII. TERM AND TERMINATION

13.1.    Subject to Sections 13.5 and 13.6 hereinbelow, the term of this AGREE-

         MENT is from the EFFECTIVE DATE to the full end of the term or terms for which PATENT RIGHTS have not expired, or if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a term of fifteen

         (15) years.

13.2     Any time after one (1) year from the EFFECTIVE DATE, BOARD or UTMDACC have the right to terminate this license in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE, within ninety

         (90) calendar days after receiving written notice from UTMDACC of the intended termination, fails to provide written evidence satisfactory to

         UTMDACC that LICENSEE or its sublicensee(s) or STRATEGIC PARTNERS has commercialized or is actively and effectively attempting to commercialize a licensed invention in such jurisdiction(s). The following definitions apply to Section 13.2: (a) "commercialize" means having SALES in such jurisdiction; (b) "active attempts to commercialize" means having an effective, ongoing and active research,

         development, manufacturing, marketing or sales program as appropriate,

         directed toward obtaining regulatory approval, and/or production and/or


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         SALES in any jurisdiction, and has provided plans acceptable to

         UTMDACC, in its sole discretion, to commercialize licensed inventions in the jurisdiction(s) that UTMDACC intends to terminate.

13.3     Any time after one (1) year from the EFFECTIVE DATE, BOARD or UTMCACC have the Right to terminate the AGREEMENT in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE fails to either:

         (1) make a SALE of a LICENSED PRODUCT for veterinary diagnostic use; or

         (2) enter into a STRATEGIC ALLIANCE for veterinary diagnostic use. Not-

         withstanding the foregoing, LICENSEE may extend the one (1) year period provided in this Section 13.3 for an additional six (6) months if

         LICENSEE notifies UTMDACC of its desire to extend before expiration of the one (1) year period and pays a US$25,000.00 extension fee to

         UTMDACC within thirty (30) days thereafter.

13.4     Any time after two (2) years from the EFFECTIVE DATE, BOARD or UTMCACC shall have the right to terminate the AGREEMENT in any national political jurisdiction within the LICENSED TERRITORY if LICENSEE fails to either: (1) obtain regulatory approval of a Biological License

         Application for human diagnostic use in the U.S. or an equivalent foreign filing in any other national political jurisdiction for a

         LICENSED PRODUCT; (2) make a SALE of a LICENSED PRODUCT for human diagnostic use; or (3) enter into a STRATEGIC ALLIANCE for human diagnostic use. Notwithstanding the foregoing, LICENSEE may extend the two (2) year period provided in this Section 13.4 for an additional six

         (6) months if LICENSEE notifies UTMDACC of it desire to extend before expiration of the two (2) year period and pays a US$25,000.00 extension fee to UTMDACC within thirty (30) days thereafter.


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13.5     Subject to any rights herein which survive termination, this AGREEMENT earlier terminate in its entirety:

         (a)      automatically, if LICENSEE becomes bankrupt or insolvent

                  and/or if the business of LICENSEE shall be placed in the

                  hands of a receiver, assignee, or trustee, whether by volun-

                  tary act of LICENSEE or otherwise; or

         (b)      upon thirty (30) calendar days written notice from UTMDACC, if

                  LICENSEE breaches or defaults on the payment or report

                  obligations of ARTICLE IV, or use of name obligations of

                  ARTICLE X, unless, before the end of the such thirty (30)-

                  calendar day notice period, LICENSEE has cured the default or breach to UTMDACC's satisfaction, and so notifies UTMDACC,

                  stating the manner of the cure, or

         (c)      upon ninety (90) calendar days written notice from UTMDACC if

                  LICENSEE breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of the such ninety (90)

                  calendar-day notice period, LICENSEE has cured the default or breach to UTMDACC's satisfaction and so notifies UTMDACC,

                  stating the manner of the cure; or

         (d)      at any time by mutual written agreement between LICENSEE and

                  UTMDACC upon one hundred eighty (180) calendar days written notice to all parties and subject to any terms herein which survive termination; or

         (e)      if Section 13.2 is invoked; or

         (f)      if LICENSEE has defaulted or been late on its payment

                  obligations pursuant to the terms of this AGREEMENT on any two

                  (2) occasions in a twelve (12) month period.

13.6     Upon termination of this AGREEMENT:

         (a)      nothing herein will be construed to release either party of any obligation maturing prior to the effective date of the termination; and

         (b)      LICENSEE covenants and agrees to be bound by the provisions of

                  Articles IX (Indemnification and Insurance), X (Use of Board

                  and UTMDACC's Name) and XI (Confidential Information and

                  Publication) of this AGREEMENT; and

         (c)      LICENSEE may, after the effective date of the termination,

                  sell all LICENSED PRODUCTS and parts therefor that it has on hand at the date of termination, if LICENSEE pays the earned royalty thereon and any other amounts due pursuant to Article

                  IV of this AGREEMENT: and

         (d)      Subject to Section 13.6(c), LICENSEE agrees to cease and

                  desist any use and all SALE of the LICENSED SUBJECT MATTER and

                  LICENSE PRODUCTS upon termination of this AGREEMENT; and

         (e)      LICENSEE grants to BOARD and UTMDACC a nonexclusive royalty bearing license with the right to sublicense others with

                  respect to improvement made by LICENSEE (including improve-

                  ments licensed by LICENSEE from third parties) in the LICENSED

                  SUBJECT MATTER. LICENSEE and UTMDACC agree to negotiate in good faith the royalty rate for the nonexclusive license.

                  BOARD's and UTMDACC's right to sublicense others hereunder is solely for the purpose of permitting others to develop and commercialize the entire technology package.

                         XIV. WARRANTY: SUPERIOR-RIGHTS

14.1     Except for the rights, if any, of the Government of the United States of America as set forth below, BOARD represents and warrants its belief that (a) it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (b) it has the sole right to grant licenses thereunder, and (c) it has not knowingly granted to licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

14.2     LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United

         States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended ended by P.L. 98-620.

         To the extent that there is a conflict between any such agreement,

         applicable law or regulation and this AGREEMENT, the terms of such

         Government agreement, applicable law or regulation shall prevail.

14.3     LICENSEE understands and agrees that BOARD and UTMDACC, by this

         AGREEMENT, make no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities,

         time and cost of development, patentability, and/or breadth of the

         LICENSED SUBJECT MATTER. BOARD and UTMDACC, by this AGREEMENT, also make no representation as to whether any patent covered by PATENT

         RIGHTS is valid or as to whether there are any p -tents now held, or which will be held, by others or by BOARD or UTMDACC in the LICENSED

         FIELD, nor does BOARD and UTMDACC make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

14.4     LICENSEE, by execution hereof, acknowledges. covenants and agrees that

         LICENSEE has not been induced in any way by BOARD, SYSTEM, UTMDACC or employees thereof to enter into this AGREEMENT, and further warrants and represents that (a) LICENSEE has conducted sufficient due diligence with respect to all it a and issues pertaining to this AGREEMENT; and

         (b) LICENSEE has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

                                   XV. GENERAL

15.1     This AGREEMENT constitutes the entire and, only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations,

         representations, agreements and understandings are superseded hereby.

         No agreements altering or representation supplementing the terms hereof will be made except by a written document signed by both parties.

15.2     Any notice required by this AGREEMENT must be given by prepaid, docu-

         ment certified mail, return receipt requested, and addressed in the case of UTMDACC to:

         The University of Texas M. D. Anderson Cancer Center
         Office of Technology Commercialization
         7515 S. Main, Suite 490, Unit 0510
         Houston, Texas 77030
         ATTENTION: William J. Doty
         with copy to BOARD:

         BOARD OF REGENTS
         The University of Texas System
         201 West Seventh Street
         Austin, Texas 78701
         ATTENTION: Office of General Counsel

         or in the case of LICENSEE to:

         XPENTION
         10965 Elizabeth Drive
         Conifer, Colorado 80433
         ATTENTION: David Kittrell, President and CEO

         or other addresses as may be given from time to time under the terms of is notice provision.

15.3     LICENSEE must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this

         AGREEMENT.

15.4     This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of

         Harris County, Texas (or, if there is exclusive federal jurisdiction,

         the United States District Court for the Southern District of Texas)

         shall have exclusive jurisdiction and venue over any dispute arising out of this AGREEMENT, and LICENSEE consents to the jurisdiction of such courts; however, nothing herein shall be deemed as a waiver by

         BOARD, SYSTEM or UTMDACC or its sovereign immunity.

15.5     Any dispute or controversy arising out of or relating to this

         AGREEMENT, its construction or its actual or alleged breach will he decided by mediation. It the mediation does not result in a resolution of such dispute or Controversy, it will be finally decide by an appropriate method of alternate dispute resolution, including without limitation, arbitration, conducted in the city of Houston, Harris

         County, Texas, in accordance with the applicable, then-current procedures of the American. Arbitration Association. The arbitration panel will include members knowledgeable in the evaluation of the

         LICENSED SUBJECT MATTER. Judgment upon the award rendered may be entered in the highest court or forum having jurisdiction, state or federal. The provisions of this Section 15.5 will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration.

         The decision of the arbitration must be sanctioned by a court of law having jurisdiction to be binding upon and enforceable by the parties.

15.6     Failure of BOARD or UTMDACC to enforce a right under this AGREEMENT will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

15.7     Headings included herein are for convenience only and will not be used to construe this AGREEMENT.

15.8     If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless will remain enforceable.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

BOARD OF REGENTS OF THE
UNIVERSITY OF TEXAS


By: /s/ John Mendelsohn                        XPENTION
    ---------------------------------
         John Mendelsohn
         President                             By: /s/ David M. Kittrell
         The University of Texas                   -----------------------------
         M. D. Anderson Cancer Center                David M. Kittrell
                                                     President
Date: 2/17/05
                                               Date: 2/1/05
THE UNIVERSITY OF TEXAS
M. D. ANDERSON CANCER CENTER


By: /s/ Leon Leach
    ---------------------------------------------------
         Leon Leach
         Executive Vice President
         The University of Texas
         M. D. Anderson Cancer Center
Date: 2/15/05

Approved as to Content:

By: /s/ William J. Doty
    -------------------------------------------
         William J. Doty
         Managing Director, Technology
         Commercialization
         M. D. Anderson Cancer Center

Date: 2/8/05

                                    EXHIBIT I

MDA89-015, which consists of the following three patents:

"Tumor Marker Protein and Antibodies Thereto for Cancer Risk Assessment or Diag-nosis," U.S. Patent No. 5,310,653, Issued May 10, 1994, Inventors: Margaret Hanausek-Walaszek; Thomas J. Slaga; Zbigniew Walaszek.

"Diagnostic and Premonitoring Uses of a 65 kDa Tumor-Associated Protein in Com-panion and Domestic Animal Malignancy," U.S. Patent No. 5,411,868, Issued May 2, 1995; Inventors: Margaret Hanausek-Waluszek; Lezlee Coghlan.

"Tumor Marker Protein for Cancer Risk Assessment,: U.S, Patent No. 5,773,215, Issued June 30, 1998, Inventors: Margaret Hanausek-Walaszek; Thomas J. Slap; and Zbigniew Walaszek.


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